Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FG Financial Group, Inc.

St. Petersburg, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2021 relating to the consolidated financial statements of FG Financial Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Grand Rapids, Michigan

March 24, 2021